As filed with the Securities and Exchange Commission on June 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bazaarvoice, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2908277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3900 N. Capital of Texas Highway, Suite 300 Austin, Texas	78746-3211
(Address of principal executive offices)	(Zip Code)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plan)

Gene Austin

Chief Executive Officer

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Name and address of agent for service)

(512) 551-6000

(Telephone number, including area code, of agent for service)

Copies to:

Kin Gill

Chief Legal Officer, General Counsel and Secretary

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(512) 551-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2012 Equity Incentive Plan	4,007,324 (2)	$6.30(3)	$25,246,141	$2,933.61
—To be issued under the 2012 Employee Stock Purchase Plan	801,464 (2)	$5.36(4)	$4,295,847	$499.81
TOTAL:	4,808,788		$29,541,988	$3,432.79

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2012 Equity Incentive Plan (“2012 Plan”) and the 2012 Employee Stock Purchase Plan (“2012 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents annual increases on May 1, 2014 to the number of shares of the Registrant’s common stock reserved for issuance under the 2012 Plan and the 2012 ESPP, which annual increases are provided for in the 2012 Plan and the 2012 ESPP, respectively.
(3)	Estimated in accordance with Rule 457(c) and (h) under the 1933 Act solely for purposes of calculating the registration fee on the basis of $6.30 per share, which represents the average of the high and low price per share of the Registrant’s common stock on June 23, 2015 as reported on the Nasdaq Global Select Market.
(4)	Estimated in accordance with Rule 457(c) and (h) under the 1933 Act solely for the purpose of calculating the registration fee on the basis of 85% of $6.30 per share (rounding up to the nearest cent), which represents the average of the high and low price per share of the Registrant’s common stock on June 23, 2015 as reported on the Nasdaq Global Select Market. Pursuant to the 2012 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower.

BAZAARVOICE, INC.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers additional shares of common stock of Bazaarvoice, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2012 Plan and 2012 ESPP. Accordingly, the contents of the previous Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 1, 2012 (File No. 333-179811), September 14, 2012 (File No. 333-183923), July 3, 2013 (File No. 333-189793) and July 15, 2014 (File No. 333-197439) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015, filed with the Commission on June 25, 2015 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35433) filed with the Commission on February 21, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Index to Exhibits immediately following the signature pages to this Registration Statement on Form S-8, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 25th day of June, 2015.

BAZAARVOICE, INC.

By:	/s/ Gene Austin
Gene Austin
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Bazaarvoice, Inc., a Delaware corporation, do hereby constitute and appoint James R. Offerdahl and Kin Gill, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gene Austin	Director and Chief Executive Officer (principal executive officer)	June 25, 2015
Gene Austin

/s/ James R. Offerdahl James R. Offerdahl	Chief Financial Officer (principal financial officer and principal accounting officer)	June 25, 2015

/s/ Neeraj Agrawal	Director	June 25, 2015
Neeraj Agrawal

/s/ Sydney L. Carey	Director	June 25, 2015
Sydney L. Carey

/s/ Jeffrey Hawn	Director	June 25, 2015
Jeffrey Hawn

/s/ Jared Kopf	Director	June 25, 2015
Jared Kopf

/s/ Thomas J. Meredith	Director	June 25, 2015
Thomas J. Meredith

/s/ Mary McDowell	Director	June 25, 2015
Mary McDowell

/s/ Christopher A. Pacitti	Director	June 25, 2015
Christopher A. Pacitti

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	Specimen Common Stock Certificate of Bazaarvoice, Inc. (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1)

4.2*	Amended and Restated Certificate of Incorporation of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1)

4.3*	Amended and Restated Bylaws of the Registrant, effective upon the closing of the Registrant’s initial public offering (which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1)

5.1	Opinion of DLA Piper LLP (US)

10.1*	2012 Equity Incentive Plan and forms of agreements thereunder (which are incorporated herein by reference to Exhibits 10.5, 10.6, 10.7 and 10.7.1 to the Registrant’s Registration Statement on Form S-1)

10.2*	2012 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-172783), as declared effective on February 23, 2012.